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                                                                   EXHIBIT 12.1


                     EPIC RESORTS, LLC AND SUBSIDIARIES
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               (in thousands)

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                                     Three Months
                                    Ended March 31,                     Fiscal Year Ended December 31,
                                   1998         1997         1997           1996       1995        1994      1993
                                  ------       ------       -------        ------      -----       -----     ----
EARNINGS

Income from operations            $1,915       $1,275       $ 6,814        $ (562)     $(480)      $222      $265
Interest expense                   1,017          907         3,748         2,143        894        502       700
Capitalized interest included
  in cost of sales                    45           47           186             6          -          -         -
Minority interest                   (543)        (446)       (1,676)          473          -          -         -
                                  ------       ------       -------        ------      -----       ----      ----
    Earnings as adjusted          $2,434       $1,783       $ 9,072        $2,060      $ 414       $724      $965
                                  ------       ------       -------        ------      -----       ----      ----
                                  ------       ------       -------        ------      -----       ----      ----

FIXED CHARGES

Interest expense                  $1,017       $  907       $ 3,748        $2,143      $ 894       $502      $700
Interest capitalized                  35           80           214           200          -          -         -
                                  ------       ------       -------        ------      -----       ----      ----
       Fixed charges              $1,052       $  997       $ 3,962        $2,343      $ 894       $502      $700
                                  ------       ------       -------        ------      -----       ----      ----
                                  ------       ------       -------        ------      -----       ----      ----

RATIO OF EARNINGS TO FIXED CHARGES  2.31         1.79         2.29           0.88       0.46       1.44      1.38

DEFICIENCY OF EARNINGS TO COVER
  FIXED CHARGES                                                            $ (283)     $(480)
                                                                           ------      -----
                                                                           ------      -----
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